Exhibit 99
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Editorial Contact:                                Investor Relations Contact:
------------------                                ---------------------------
Scott Allen                                       Tom Schiller
Conexant Systems, Inc.                            Conexant Systems, Inc.
(949) 483-6849                                    (949) 483-2698



                 CONEXANT LOWERS SECOND FISCAL QUARTER OUTLOOK,
                    ANNOUNCES EXPENSE-REDUCTION INITIATIVES

 Board Of Directors Approves One-Step Process For Separating Personal Networking
                     And Internet Infrastructure Businesses

NEWPORT BEACH, Calif., March 26, 2001 - Conexant Systems, Inc. (NASDAQ: CNXT) today announced that it expects revenues for its March-ending second fiscal quarter to be lower than previously anticipated due to continuing weak demand and excess channel inventory. The company also announced aggressive expense-reduction initiatives and a comprehensive business reassessment focused on leveraging core capabilities and aligning resources with its highest-growth, highest-margin market opportunities.

         Conexant now expects revenues for its second fiscal quarter to be down by approximately 35-40 percent from first fiscal quarter revenues of $410.4 million. Personal networking revenues are expected to be lower by approximately 25-30 percent sequentially due to continued deterioration in the digital cellular handset and set-top box markets. The company anticipates Internet infrastructure revenues will be down by approximately 45-50 percent sequentially, driven largely by a steep decline in its access product lines.

         Based on the expected revenue level for the second fiscal quarter, the company anticipates a pro forma loss per diluted share of between $0.35 and $0.40, excluding the impact of one-time charges associated with expense-reduction initiatives, restructuring measures, and significant additional inventory reserves.

         "The slowdown in the global economy and the ongoing inventory correction is impacting virtually all of the communications end-markets we address," said Dwight W.

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Conexant Lowers Second Fiscal Quarter Outlook                              2-2-2


Decker, Conexant chairman and chief executive officer. "As inventories are depleted, we expect ordering patterns to return to normal levels, but we see no clear indications of a recovery at this time.

         "As a result of this challenging environment and our deteriorating business performance, we are taking significant actions to align our structure and operating expenses with current and anticipated revenue levels. The steps we are announcing today, though painful, are necessary to position the company for a return to profitability by the end of the calendar year."


Expense-reduction initiatives and non-recurring charges

         Planned expense-reduction initiatives will include a reduction in workforce, temporary shutdowns of the company's wafer manufacturing and assembly and test facilities, a significant reduction in capital spending based on the revised revenue outlook, and pay cuts of 10 percent for the senior management team.

         The reduction in workforce will occur over the course of the next six months and involve employees in all areas of the company. When the workforce reduction is complete, the company's worldwide headcount will be reduced by approximately 1500 full-time employees. An additional 125 contractors will be affected, for a total workforce reduction approaching 20 percent.

         The temporary plant shutdowns will take place at the company's wafer fabrication facilities in Newport Beach and Newbury Park, California, and at its Mexicali, Mexico assembly and test plant. The three plants will be idled for two weeks next quarter and may be idled for two weeks the following quarter.

         The company is also conducting a comprehensive reassessment of its operations and business activities in order to focus investment and resources in the areas that best support the company's strategic growth drivers. These growth drivers are Internet infrastructure, broadband access and mobile communications.

         Two initial decisions have been made as a result of this sharpened strategic focus. The company is exploring alternatives for its digital imaging business, which includes CMOS image sensors and digital-camera processors, and will be entering into discussions with potential investors and buyers. The company also intends to exit its board-level sub-

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Conexant Lowers Second Fiscal Quarter Outlook                              3-3-3


assembly business and is examining the best alternatives for removing the El Paso, Texas module assembly plant from its portfolio. Both actions are targeted for completion within three to six months.

         In total, the expense-reduction initiatives and restructuring efforts are expected to save more than $200 million in operating costs annually.

         The company currently anticipates charges totaling approximately $50 million associated with the announced expense-reduction initiatives and restructuring measures, of which approximately $7 million will be recognized in the current quarter. The company also intends to take additional inventory reserves totaling approximately $125 million as a result of steep reductions in current demand and a lack of visibility into future demand. The majority of these inventory reserves relate to the company's digital cellular, set-top box, and multi-service access product lines.

Separation of personal networking and Internet infrastructure businesses

         Conexant also announced that its board of directors has approved a one-step process for separating the personal networking business and Mindspeed Technologies(TM), the company's Internet infrastructure business. The separation will be accomplished by the spin-off of Conexant's personal networking business to Conexant shareowners as a new company that will retain the Conexant name. This approach replaces the company's original two-step spin plan, which consisted of an initial public offering of stock in Mindspeed, to be followed within six months by a tax-free distribution of remaining shares to Conexant shareowners. The revised separation process, planned for completion by the end of Conexant's September-ending fiscal year, will create two independent, publicly traded communications companies.

         "We remain convinced that the separation of Conexant into two independent companies best serves the interests of our shareowners, customers and employees," Decker said. "Internally, we have been operating Mindspeed and our personal networking units as separate businesses since the beginning of February. A weakened equity capital market and limited visibility in the technology sector have severely diminished the attractiveness of an initial public offering in Mindspeed. A one-step spin-

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Conexant Lowers Second Fiscal Quarter Outlook                              4-4-4


off approach provides a timely, efficient and non-dilutive transaction for Conexant shareowners."

         As previously announced, Decker will serve as chairman and chief executive officer of the new Conexant. Scott Blouin will become senior vice president and chief financial officer of the new Conexant. Blouin recently joined the company from Burr- Brown Corp., where he served as chief financial officer. The new Conexant will be listed on the NASDAQ National Market and expects to retain the ticker symbol "CNXT." Also as previously announced, Raouf Halim will become chief executive officer of Mindspeed, Balakrishnan Iyer will become senior vice president and chief financial officer, and Decker will serve as non-executive chairman. Mindspeed will be listed on the NASDAQ National Market under the ticker symbol "MSPD" when the separation is complete.

         Completion of the spin-off requires shareowner approval and receipt of an IRS ruling that it will qualify as a tax-free distribution.

         Mindspeed will continue to focus on providing complete semiconductor and software solutions for manufacturers of Internet infrastructure equipment. The new Conexant will concentrate on delivering semiconductor systems solutions for broadband access and mobile communications.

         "Our most important tasks now are to aggressively manage operating expenses during this period of ongoing inventory correction and broad economic uncertainty, and to direct our efforts and resources to those areas that leverage our core capabilities and will allow us to create the most value," Decker said. "While we face significant challenges, we remain confident in our strategies and the long-term growth prospects of our addressed markets."

         The company will report second fiscal quarter financial results and hold its regularly scheduled conference call for analysts and investors on April 19, 2001. At that time the company will provide more information on its financial performance, including an update on its expense-reduction initiatives and its business reassessment.

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Conexant Lowers Second Fiscal Quarter Outlook                              5-5-5


Safe Harbor Statement

         This press release contains statements relating to future results of the company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability and extent of utilization of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the successful separation of the company's Internet infrastructure and personal networking businesses; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; maintaining a consistent and reliable source of energy; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.


About Conexant Systems, Inc.

         Conexant Systems, Inc. is a worldwide leader in semiconductor system solutions for communications applications. Conexant leverages its expertise in mixed signal processing to deliver integrated systems and semiconductor products through two separate businesses: personal networking and Mindspeed Technologies.

         Conexant's personal networking business is focused on digital infotainment, personal imaging, wireless communications and personal computing products that are used in mobile communications and the broadband digital home. Mindspeed Technologies is focused on Internet infrastructure products including WAN transport, multiservice access and broadband access for applications that extend from the edge of the Internet all the way to its optical core.

         Conexant is headquartered in Newport Beach, Calif., and delivered revenues of $2.1 billion for fiscal 2000. The company is a member of the S&P 500 and NASDAQ-100 indices. To learn more, visit us at www.conexant.com.

                                       ###

    Conexant is a trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.


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Conexant Lowers Second Fiscal Quarter Outlook                              6-6-6


                             CONEXANT SYSTEMS, INC.
                             SUPPLEMENTAL FACT SHEET

                                 March 26, 2001

===============================================================================


Digital Imaging Business

     o CMOS image sensors, digital-image processors and firmware for PC cameras and digital still and video cameras.

     o Customers include industry leaders such as Toshiba, RCA, Polaroid and Ezonics.

     o Calendar 2001 expected revenues of approximately $20 million.

     o Offices located in Scotts Valley, California and Newport Beach,
       California.

     o Approximately 100 employees (~70 in Newport Beach, ~30 in Scotts Valley).


El Paso Board-level Sub-assembly Business

     o Fully integrated electronic module design, assembly and test facility.

     o Manufactured products include GPS receivers, cable and ADSL modems, and
       V.90 dial-up embedded communications modules.

     o Annual revenues of approximately $60 million.

     o Approximately 475 employees.